Exhibit 12.2

Certification by the Principal Financial Officer pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Eric Dutang, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 20-F of Cellectis S.A.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2019

/s/ Eric Dutang
Name: Eric Dutang
Title: Chief Financial Officer (Principal Financial Officer)